EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons can be found on the Form 4 filed herewith.

Name of Designated Filer: Nicholas S. Schorsch

Date of Event Requiring Statement: December 31, 2024

Issuer Name and Ticker or Trading Symbol: American Strategic Investment Co. [NYC]

NICHOLAS S. SCHORSCH

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson, as Attorney-in-Fact

BELLEVUE CAPITAL PARTNERS, LLC

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson Title: General Counsel

AR GLOBAL INVESTMENTS, LLC

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson Title: General Counsel

AMERICAN REALTY CAPITAL III, LLC

By:	AR GLOBAL INVESTMENTS, LLC, its sole member

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson Title: General Counsel

NEW YORK CITY SPECIAL LIMITED PARTNERSHIP, LLC

By:	AMERICAN REALTY CAPITAL III, LLC, its sole member

By:	AR GLOBAL INVESTMENTS, LLC, its sole member

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson Title: General Counsel

NEW YORK CITY ADVISORS, LLC

By:	NEW YORK CITY SPECIAL LIMITED PARTNERSHIP, LLC its sole member

By:	AMERICAN REALTY CAPITAL III, LLC, its sole member

By:	AR GLOBAL INVESTMENTS, LLC, its sole member

By:	/s/ Michael R. Anderson
Name: Michael R. Anderson
Title: General Counsel